Exhibit 31.2

CERTIFICATION

I, K. Scott Grassmyer, certify that:

1.     I have reviewed this report on Form 10-Q/A of Oxford Industries, Inc.; and

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 29, 2010	/s/ K. Scott Grassmyer
K. Scott Grassmyer
Senior Vice President, Chief Financial Officer and Controller